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                                                                   EXHIBIT 10.41




                                    AMENDMENT AGREEMENT dated as of December 7,
                           1998 (this "Amendment"), to the Credit Agreement dated as of September 4, 1997, as amended through September 9, 1998 (the "Credit Agreement"), among Southern Foods Group, L.P., a Delaware limited partnership (the "Borrower"), Dairy Farmers of America, Inc. (formerly known as Mid-America Dairymen, Inc.) ("DFA"), the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent.


                  A. The Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as provided herein.

                  B. The Required Lenders are willing to so amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

                  C. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                  Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Amendment to Section 1.01 of the Credit Agreement.
Section 1.01 of the Credit Agreement is hereby amended as follows:

                  (a) by deleting the figure "50%" from clause (a) of the definition of the term "Change in Control" and substituting therefor the figure "40%";

                  (b) by deleting the figure "50%" from clause (b)(i) of the definition of the term "Change in Control" and substituting therefor the figure "40%";

                  (c) by deleting the figure "50.1%" from clause (b)(ii) of the definition of the term "Change in Control" and substituting therefor the figure "40%"; and



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                  (d) by deleting the word "or" immediately before clause (d) of the definition of the term "Change in Control" and adding the following new clause (e) to such definition immediately before the phrase "provided, however":

                  or (e) the Initial Borrower and Mr. Pete Schenkel, in the aggregate, shall cease to own or control, directly or indirectly, beneficially or of record, at least 80% of the aggregate economic or voting equity ownership of the Borrower or the General Partner, free and clear of all Liens

                  SECTION 2. Amendment to Article III of the Credit Agreement.
Article III of the Credit Agreement is hereby amended by adding the following new Section 3.22:

                  SECTION 3.22 Year 2000. The Borrower is undertaking procedures necessary to permit the proper functioning, in and beyond the year 2000, of (a) the Borrower's and the Subsidiaries' computer systems and
         (b) equipment containing embedded microchips (including systems and equipment supplied by others). All such procedures (and all testing necessary to confirm that such procedures will permit such proper functioning) will be completed by September 30, 1999, except to the extent that the failure to complete such procedures and testing could not reasonably be expected to result in a Default or have a Material Adverse Effect. The cost to the Borrower and the Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and the Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) is not reasonably likely to result in a Default or have a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentences as may be necessary, the computer and management information systems of the Borrower and the Subsidiaries are, and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower and the Subsidiaries to conduct their business without a Default or Material Adverse Effect.







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                  SECTION 3.  Representations and Warranties. The
Borrower represents and warrants to each of the other parties hereto that:

                  (a) Before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

                  (b) Before and after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

                  SECTION 4. Conditions to Effectiveness. This Amendment shall become effective on the date on which the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders.

                  SECTION 5. Credit Agreement; Loan Document. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be a Loan Document for all purposes.

                  SECTION 6. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.








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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                        SOUTHERN FOODS GROUP, L.P.,

                                          by   /s/
                                              ----------------------------------
                                              Name:
                                              Title:


                                        THE CHASE MANHATTAN BANK,
                                        individually and as Administrative
                                        Agent and Collateral Agent,

                                          by   /s/
                                              ----------------------------------
                                              Name:
                                              Title: